Exhibit 99.1

SAGALIAM ACQUISITION CORP. REGAINS COMPLIANCE WITH NASDAQ LISTING RULE 5250(c)(1)

New York, NY June 2, 2023 – Sagaliam Acquisition Corp. (NASDAQ: “SAGAU”, “SAGA”, “SAGAR”) (“we”, “us”, “our”, or the “Company”) announced today that it received notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) on June 1, 2023 indicating that the Company has regained compliance with Nasdaq Listing Rules 5250(c)(1).

On April 19, 2023 (the “April 19 Letter”), Nasdaq notified Sagaliam Acquisition Corp. (the “Company”) that the Company no longer met the periodic filing requirement for The Nasdaq Stock Market under Listing Rule 5250(c)(1) (the “Rule”). On May 22, 2023, the Company filed its Form 10-K for the period ended December 31, 2022. On June 1, 2022, Nasdaq notified the Company that based on the May 22, 2023 filing of the Company’s Form 10-K for the period ended December 31, 2022, Nasdaq has determined that the Company complies with the Rule. Accordingly, Nasdaq informed the Company that it considered the matter to be closed and no further action required by the Company in connection with the April 19 Letter.

About Sagaliam Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on March 31, 2021 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Sagaliam intends to continue to pursue the consummation of a business combination with an appropriate target.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT INFORMATION

Sagaliam Acquisition Corp.,

Barry Kostiner, Chief Executive Officer

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 90067

Tel: (213) 616-0011

bkostiner@fintecham.com

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